                                                                   EXHIBIT 10.13


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IN NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

                                 BUILDNET, INC.

                   BUILDER INCENTIVE SERIES C PREFERRED STOCK
                           PURCHASE WARRANT AGREEMENT

         This Series C Preferred Stock Purchase Warrant Agreement (the "Warrant") is entered into as of this ____ day of ________________ (the "Effective Date") by and between Buildnet, Inc., a North Carolina corporation (the "Company") and ________________________________, or permitted assigns (the
"Holder").

                                    RECITALS

         WHEREAS, the Holder is engaged in business in the commercial and/or residential construction industry; and

         WHEREAS, the Holder has purchased Series C Preferred Stock, par value $0.01 per share, of the Company (the "Series C Stock") pursuant to that Series C Preferred Stock Purchase Agreement, dated October 29, 1999, by and among the Company and the Purchasers referenced therein; and

         WHEREAS, the Holder desires to perform certain promotional actions on behalf of the Company in connection with its participation in the Buildnet electronic commerce application and network (the "BuildNet System"); and

         WHEREAS, the Company desires to grant Holder a position on the Builder Advisory Council of the Company, where Holder will serve as a consultant to the Company; and

         WHEREAS, the Company desires to provide Holder with the ability to purchase additional shares of Series C Stock in exchange for Holder's active participation on the Builder Advisory Council and promotion of the Buildnet System as further outlined herein.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the parties hereby mutually agree as follows.

         1. Issuance of Warrant; Vesting Conditions.

                  1.1 Issuance. Subject to the terms and conditions set forth herein, the Company hereby grants to Holder the right to purchase up to 100,000 shares (the "Base Shares") (which number of shares is subject to adjustment as described below) of the Company's Series C Stock (the "Warrant Stock"). This Warrant shall become exercisable based on Holder meeting the milestones as set forth below. In all cases, achievement of the milestones below will be based on Holder's active participation in helping to promote the BuildNet System. The number of shares of Warrant Stock exercisable pursuant to the terms of this Warrant may increase incrementally upon the satisfaction, as determined in the reasonable discretion of the Company, of the revenue requirements outlined on Exhibit A attached hereto, which is incorporated herein. Notwithstanding the foregoing, in no event shall the number of shares of Warrant Stock exercisable pursuant to this Warrant exceed 1,000,000 (subject to adjustment as described herein).

                  The Warrant Stock shall become exercisable upon completion, as determined in the Company's reasonable discretion, of the following promotional milestones.

                           (a) Twenty-five percent (25%) of the Base Shares of Warrant Stock shall be immediately exercisable upon the Effective Date of this Warrant, provided that Holder shall have agreed to continuously promote the Company and the "BuildNet Enabled" logo (subject to the terms of the Company's Trademark Usage Guidelines, as amended from time to time) by (i) using the "BuildNet Enabled" logo prominently in Holder's promotional literature, (ii) displaying the "BuildNet Enabled" logo at all trade shows and educational events where appropriate and permissible in which Holder participates, (iii) presenting the Company, or allowing the Company to have a substantial presence, at all Holder-sponsored events where appropriate and permissible, (iv) allowing the Company to use Holder's logo on marketing material and trade show exhibits, and (v) coordinating promotional access with the public relations department of the Company, including, but not limited to, granting access to positive press interviews and magazine profiles;

                           (b) Twenty-five percent (25%) of the Base Shares of Warrant Stock shall become exercisable upon completion of BuildNet enabling of Holder's purchasing, payment and scheduling software systems;

                           (c) Twenty-five percent (25%) of the Base Shares of Warrant Stock shall become exercisable when Holder has reasonably assisted the Company in seeking participation of suppliers in the BuildNet System by (i) providing the Company with a list of suppliers with whom Holder desires the Company to do business (the "Suppliers"),
         (ii) sending a letter to each of these Suppliers requesting that they BuildNet enable their systems, and (iii) reasonably assisting the Company in its efforts to pursue contractual arrangements with such Suppliers.

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

                           (d) Twenty-five percent (25%) of the Base Shares of Warrant Stock shall become exercisable when Holder has reasonably assisted the Company in seeking participation of subcontractors in the BuildNet System by (i) providing the Company with a list of subcontractors with whom Holder desires the Company to do business (the "Subcontractors"), (ii) sending a letter to each of these Subcontractors requesting that they BuildNet enable their systems, and
         (iii) reasonably assisting the Company in its efforts to pursue contractual arrangements with such Subcontractors.

In each case, vesting of the Base Shares will be determined in the reasonable discretion of the Company, and the Company will notify the Holder as each portion of the Base Shares becomes vested. In the event of any disagreement as to the vesting of any Base Shares, the parties will attempt to resolve such disagreement in good faith through discussions between executive officers of the parties. In the event no resolution is agreed to by the parties within thirty
(30) days after the initial notice of such disagreement by one party to the other, either party may refer the matter for resolution by binding arbitration in accordance with the procedures set forth on Exhibit B attached hereto.

         Notwithstanding the foregoing, the Base Shares of Warrant Stock referenced in Sections 1.1(b), 1.1(c) and 1.1(d) above shall fully vest if the Company has not BuildNet enabled the JD Edwards World Source Company's homebuilder management software (the "JD Edwards System") within eighteen (18) months of the Effective Date hereof, provided that the Holder has used its commercially reasonable efforts to comply with the vesting conditions set forth in this Section 1.1.

                  1.2 Term. The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time for a period of three (3) years from the date hereof.

                  1.3. Exercise Price. The exercise price (the "Warrant Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to $4.40, subject to adjustment as described below.

         2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

                  2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

                  2.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Series C Stock or the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of the Series C Stock or Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price then in effect, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets to which the holder would have been entitled upon such consummation of such event if such holder had exercised this Warrant immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. For purposes of this Section 2.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Warrant Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

                  2.4 Conversion or Redemption of Warrant Stock. If at the time of any exercise of this Warrant there are no other shares of Warrant Stock outstanding (such shares having been converted or redeemed), this Warrant shall be exercisable for Common Stock instead of Warrant Stock in the same amounts, for the same prices and on the same terms, and all references herein to "Warrant Stock" shall be changed to refer to "Common Stock."

         3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         4. No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a shareholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

         5. Reservation of Stock. The Company covenants that, during the period this Warrant is exercisable, the Company will use its best efforts to reserve from its authorized and unissued Series C Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant. In the event that insufficient shares of Series C Stock are authorized to accommodate the full exercise of this Warrant, then this Warrant shall, to that extent, become exercisable for shares of the Company's Common Stock.

         6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

         7. Net Issue Election.

                  7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into shares of Warrant Stock as provided in this Section 7, subject to the restrictions set forth in subsection 7.3 hereof. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof ), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).

                  7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection
7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective immediately upon surrender of this Warrant (the "Conversion Date"). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under subsection 2.1) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date.

                  7.3 Restrictions on Conversion Right. In the event that, in connection with or following a public offering of the Company's Common Stock, the Conversion Right contained herein would, at any time this Warrant remains outstanding, be deemed by the Company's independent public accountants to trigger a charge to the Company's earnings for financial reporting purposes, then the Conversion Right as specified in section 7.1 shall automatically terminate upon the Company's written notice to the Holder of such adverse accounting treatment.

                  7.4 Determination of Fair Market Value. For purposes of this
Section 7, fair market value (the "Market Price") of a share of Common Stock or Warrant Stock as of a particular date (the "Determination Date") shall mean the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted in the Nasdaq System, or if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and

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

lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which "Market Price" is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof as determined in good faith by the Company's Board of Directors.

         8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         9. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "Commission") to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. Miscellaneous. This Warrant shall be governed by the laws of the State of North Carolina. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three (3) days after deposit in the U.S. Mail.

         12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

         13. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the Effective Date as first set forth above.

COMPANY:                                       BUILDNET, INC.


                                               By:      DRAFT
                                                   ----------------------------

                                               Name: __________________________

                                               Title: _________________________


HOLDER:                                       _________________________________
                                              [Printed or Typed Name of Holder]


                                               By:      DRAFT
                                                   ----------------------------

                                               Name: __________________________

                                               Title: _________________________



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

                              EXHIBIT A (Option 1)

                            TRANSACTION REQUIREMENTS


         The number of shares of Warrant Stock shall increase by 1,000 shares for every $1,000,000 in "Transactions" generated by Holder or its Subcontractors processed through the BuildNet System during the first year following the Company's completion of BuildNet enabling the JD Edwards System. The Company will notify the Holder promptly upon such completion.

         The number of shares of Warrant Stock shall increase by 500 shares for every $1,000,000 in "Transactions" generated by Holder or its Subcontractors processed through the BuildNet System during the second year following the Company's completion of BuildNet enabling the JD Edwards System.

         For purposes of this Warrant, "Transactions" shall mean purchase transaction amounts actually processed by the Company's BuildNet System for a given period, to the extent that such purchase transaction amounts are taken into account in the calculation of transaction fees for the Company for the use of the BuildNet System.

         Notwithstanding the foregoing, in no event shall this Warrant be exercisable for shares of Warrant Stock in excess of 1,000,000.

         The Company will provide quarterly reports to the Holder, within forty-five (45) days after the end of the Company's fiscal quarter, as to such Holder's Adjusted Transaction Revenue for such quarter and the corresponding increase in number of Warrant Shares that have vested. In each case, calculation of the Holder's Adjusted Transaction Revenue will be determined in the reasonable discretion of the Company. In the event of any disagreement as to the calculation of the Holder's Adjusted Transaction Revenue, the parties will attempt to resolve such disagreement in good faith through discussions between executive officers of the parties. In the event no resolution is agreed to by the parties within thirty (30) days after the initial notice of such disagreement by one party to the other, either party may refer the matter for resolution by binding arbitration in accordance with the procedures set forth on Exhibit B attached hereto.



                              EXHIBIT A (Option 2)

                            TRANSACTION REQUIREMENTS


         The number of shares of Warrant Stock shall increase by 1,000 shares for every $1,000,000 in "Transactions" generated by Holder or its Subcontractors processed through the BuildNet System during the first year following the Company's completion of BuildNet enabling of Holder's purchasing, payment and scheduling software systems.

         The number of shares of Warrant Stock shall increase by 500 shares for every $1,000,000 in "Transactions" generated by Holder or its Subcontractors processed through the BuildNet System during the second year following the Company's completion of BuildNet enabling of Holder's purchasing, payment and scheduling software systems.

         For purposes of this Warrant, "Transactions" shall mean purchase transaction amounts actually processed by the Company's BuildNet System for a given period, to the extent that such purchase transaction amounts are taken into account in the calculation of transaction fees for the Company for the use of the BuildNet System.

         Notwithstanding the foregoing, in no event shall this Warrant be exercisable for shares of Warrant Stock in excess of 500,000.

         The Company will provide quarterly reports to the Holder, within forty-five (45) days after the end of the Company's fiscal quarter, as to such Holder's Adjusted Transaction Revenue for such quarter and the corresponding increase in number of Warrant Shares that have vested. In each case, calculation of the Holder's Adjusted Transaction Revenue will be determined in the reasonable discretion of the Company. In the event of any disagreement as to the calculation of the Holder's Adjusted Transaction Revenue, the parties will attempt to resolve such disagreement in good faith through discussions between executive officers of the parties. In the event no resolution is agreed to by the parties within thirty (30) days after the initial notice of such disagreement by one party to the other, either party may refer the matter for resolution by binding arbitration in accordance with the procedures set forth on Exhibit B attached hereto.

                                    EXHIBIT B

                             ARBITRATION PROCEDURES


         Any controversy, claim or dispute to be resolved under these procedures shall be resolved through binding arbitration pursuant to the AAA Commercial Arbitration Rules (the "Arbitration Rules") in effect at the time arbitration is initiated by a party. The Arbitration Rules may be obtained from AAA through its site on the World Wide Web at www.adr.org. Arbitration may be initiated by providing the other party with written notice of its intention to arbitrate (the "Demand") the dispute. The Demand shall be in the form set forth in the Arbitration Rules. Within five days from the date the Demand is provided to the opposing party, the party seeking arbitration shall file its Demand with the AAA in the manner set forth in the Arbitration Rules. Responses to the Demand, such as by Answer or Counterclaim, shall be allowed as prescribed by the Arbitration Rules. All questions concerning the validity, enforceability, or scope of this arbitration provision or the entire Warrant shall be resolved by the arbitrator[s] selected as prescribed by the Arbitration Rules.

         In the event that any party's claim exceeds one hundred thousand dollars ($100,000.00) in value, exclusive of interest and attorney's fees, the dispute shall be heard and determined by three (3) arbitrators. Where the amount of a party's claim is less that $100,000.00, the dispute shall be heard by one
(1) arbitrator. Each arbitrator shall be a member of the Bar of the State of North Carolina, actively engaged in the practice of law for at least ten (10) years. Other considerations regarding arbitrators, such as the process for their selection, shall be decided according to the Arbitration Rules. The arbitration shall take place in Raleigh, North Carolina. The arbitrator[s] may determine how the costs and expenses of the arbitration will be allocated between the parties, but, absent a showing of bad faith (as defined by the arbitrator[s]), attorneys' fees shall not be awarded.

         This Warrant, including all provisions related to arbitration and mediation, shall be governed by and interpreted in accordance with the substantive laws of the State of North Carolina. The arbitrators may award any relief or damages allowed by North Carolina law, whether legal or equitable, except for such relief or damages expressly excluded by this Warrant or arbitration provision. The parties acknowledge that this Warrant evidences a transaction involving interstate commerce. The Federal Arbitration Act ("FAA"), 9 U.S.C. ss.ss. 1-16, shall govern the interpretation, enforcement, and proceedings brought pursuant to the arbitration provision in this Warrant.

         Either party may apply to the arbitrator[s] for injunctive or similar relief until an arbitration award is rendered or the controversy is otherwise resolved. Either party may also, without waiving any remedy under this Warrant, seek from any court having jurisdiction, any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. Once selected, the arbitrator[s] shall be empowered to dissolve or nullify any such interim or provisional relief established by a court.

         Consistent with the expedited nature of arbitration, each party will, upon written request to the other party, promptly provide the requesting party with copies of documents relevant to the issues raised by any claim or counterclaim in the arbitration. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator[s], which determination shall be conclusive. The arbitrator[s] may penalize or remedy discovery abuses to the extent permitted by Rule 37 of the North Carolina Rules of Civil Procedure. All discovery shall be completed within forty-five days following the appointment of the arbitrator[s].

         At the request of a party, the arbitrator[s] shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator[s] deems such discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator[s] and for good cause shown. Each deposition shall be limited to one day's duration. All objections are reserved for the arbitration hearing except for objections based on privilege or similar rule allowed by North Carolina law.

         In addition to the discovery processes outlined by the Arbitration Rules, the arbitrator[s] shall act under the authority of N.C. Gen. Stat. ss. 1-567.8 ("Witnesses; subpoenas; depositions"). To the extent that ss. 1-567.8 applies to the production of documents and other tangible things by a non-party witness in arbitration, the party seeking such production shall not be prejudiced if the non-party witness cannot be lawfully compelled to produce requested documents or materials prior to the arbitration hearing. Therefore, if a nonparty witness cannot be compelled to produce documents or other tangible things prior to the arbitration hearing, the parties shall not be disqualified from using, as evidence or otherwise, materials produced at the arbitration hearing by nonparty witnesses. The arbitrator[s] shall allow a period, of a duration fair to the parties, for review of the materials produced by the nonparty witness.

         The arbitrator[s] will have no authority to award punitive damages or to arbitrate claims on a class action basis. Further, the arbitrator[s] shall have no authority to decide claims brought by nonparties to this Warrant, and the arbitrator[s] may not consolidate or join the claims of non-parties who may have similar claims. Judgment upon any award rendered by the arbitrator[s] may be entered in any court having competent jurisdiction. The arbitration provisions contained herein shall survive the satisfaction of the contractual obligations of this Warrant and its termination. If any portion of this arbitration provision is deemed invalid or unenforceable under the law of North Carolina or the FAA, it should not invalidate the remaining portions of this arbitration provision.

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